 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) March 31, 2006

Cendant Corporation
(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the previously disclosed financings by Cendant's vehicle rental business and the proposed separation of Cendant, we entered into the First Amendment, dated as of March 8, 2006, to the Three Year Senior Asset-Linked Revolving Credit Agreement dated as of June 17, 2004, among Cendant Corporation, as Borrower, the lenders referred to therein, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A., as administrative agent. Such amendment became effective on March 31, 2006. A copy of this amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Certain of the lenders party to the credit agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 7.01	Regulation FD Disclosure.

On March 31, 2006, Cendant Corporation announced that the parent of its vehicle rental business, Cendant Car Rental Group, LLC, which is expected to change its name to Avis Budget Car Rental, LLC, is planning to offer $1 billion aggregate principal amount of eight-and ten-year Senior Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits.

10.1
First Amendment, dated as of March 8, 2006, to the Three Year Senior Asset-Linked Revolving Credit Agreement dated as of June 17, 2004, among Cendant Corporation, as Borrower, the lenders referred to therein, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A., as administrative agent.

99.1	Press Release dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: March 31, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K

Report Dated March 31, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment, dated as of March 8, 2006, to the Three Year Senior Asset-Linked Revolving Credit Agreement dated as of June 17, 2004, among Cendant Corporation, as Borrower, the lenders referred to therein, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A., as administrative agent.

99.1	Press Release dated March 31, 2006.